UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

(650) 246-7300

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2017, Portola Pharmaceuticals, Inc. and Dr. John T. Curnutte, M.D., Ph.D., Portola’s Executive Vice President, Research and Development, entered into an amended and restated offer letter (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Dr. Curnutte’s responsibilities remain the same and his work hours increased back to 100%. Dr. Curnutte’s salary is reinstated to his prior annual salary rate of $445,571. In addition, equity incentive awards previously granted to Dr. Curnutte will remain outstanding and continue to vest in accordance with their terms, and he remains eligible for an annual bonus. Portola will also pay Dr. Curnutte $1,800 per month to continue coverage of his personal retirement medical program.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document

10.1	Amended and Restated Offer Letter by and between Portola and John T. Curnutte, M.D., Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: May 8, 2017

	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description of Document

10.1	Amended and Restated Offer Letter by and between Portola and John T. Curnutte, M.D., Ph.D.